UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): June 8, 2018

hopTo Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	0-21683	13-3899021
(State or Other Jurisdiction of Incorporation)	Commission File Number	(IRS Employer Identification No.)

6 Loudon Road, Suite 200
Concord, NH	03301
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (800) 472-7466

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

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[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 7.01 Regulation FD Disclosures

As previously stated in its May 21, 2018 earnings release, hopTo Inc. is providing the following answers to questions submitted to its investors@hopto.com email address regarding the Company’s business, finances and operations. These questions and answers will also be posted on the Company’s website at investors.hopto.com. These answers are subject to the forward looking statement disclaimer following the last question and answer below. The following questions and answers do not purport to be indicative of the Company’s overall current business, finances, operations or prospects; rather, the answers reflect the Company’s responses solely to the questions submitted, which we have received from a number of shareholders and which we have summarized or paraphrased and grouped thematically to facilitate efficient answers.

Questions about Q1 2018 current quarter performance:

After adding back the $96K differential in Q1 revenue due to the accounting method change from ASC 605 to ASC 606, revenue is still down $65K from prior year Q1 revenue of $983k. Did the company lose any significant clients (end users)? Please explain the difference.

Did the company add any clients of significance last quarter?

Are new sales being generated from proactive sales efforts or mostly additive from current clients?

hopTo Answer:

As a reminder, GO-Global products and services are sold almost entirely through third parties, specifically distributors, resellers and OEMs. Therefore we have limited visibility into the end users serviced by each of our third party resellers. Each of these channel partners consistently sells to both new and existing end users. Therefore our license revenues are always a mix of new and existing end users. We did not lose any significant customers during the first quarter. We did not lose any significant resellers or partners either. Therefore, new sales are generated entirely from the current reseller and OEM base.

In our Form 10-Q filed with the SEC on May, 21, 2018 in the Management’s Discussion and Analysis of Financial Condition and Results of Operations, section we provided additional detail with respect to the reduction in year over year revenue from Q1 2017 to Q1 2018, which is explained further here. If not for the change from ASC 605 to ASC 606, Windows license revenue would have been higher by 7.1%. Our Windows maintenance revenue was 4.8% higher year over year for the first quarter. Our Unix license revenue was lower year over year primarily due to the fact that one of our government resellers had placed a large license order in Q1 of 2017 (greater than $50k). Larger orders from this particular reseller are to new customers and although we expect more of these orders in the future they are not predictable.

Questions about upcoming New GO-Global release:

Is the “major” 2nd release due in Q2 primarily an opportunity for sales to new clients rather than increases from current clients? Can you elaborate on “identified opportunities”?

Is the new release more an upgrade over current offerings or a totally new product?

What are the main new features included in the major new release due this month or next?

hopTo Answer:

Our release in Q2 will be a full version release of GO-Global, version 6.0. We will begin the rollout to select partners and end users in June with full general availability in September. We are not going to provide full detail on the release at this time, but the main new features of this version include HTML5 client capability, enablement of cloud and subscription licensing and certain key server side administrative features. GO-Global 6.0 is not a totally new product but it is a major upgrade over prior versions. We cannot elaborate on the opportunities that we have identified but we believe that Version 6.0 will lead to both increased sales with current partners and end users as well as net new partners and end users.

Questions about future revenue expectations:

Do you expect the investments you intend to make in the GO-Global products will grow revenue and earnings per share in the near term and, if so, by how much?

hopTo Answer:

At this time we are not going to provide future guidance.

Question about strategy:

How would you describe the strategy of the GoGlobal business? Is the goal to organically grow this business or perhaps sell the business to a bigger software vendor/private equity firm etc? What can you share of efforts to actively pursue merger, sale?

Any good reason to expect results from current patent sales activities?

hopTo Answer:

The current strategy of the GO-Global business is to continue to organically develop and grow the business with the capital resources that we have in place. We have just become operationally profitable and cash flow positive and are working to build modestly on that foundation. We believe that the resources that we have at this time will enable the company to try these initiatives and that if successful we can then look to build on that success.

We cannot predict whether a larger software company or private equity firm will purchase the business. As we have disclosed in many of our prior filings with the SEC, we have had many conversations and proposals during the last 18 months, some of which continue and none of which have yet developed into opportunities that we have deemed sufficiently attractive or concrete to proceed with.

Our patent sales efforts continue but we are not able to disclose any details at this time.

***

This question and answer set contains statements that are forward looking. These statements include statements that speak to future events or possibilities (often identified by words such as “expect,” “believe” and the like), and include statements regarding potential strategic transactions and negotiations, levels of customer orders, technology releases and improvements and the potential impact on our sales. These statements are based on management’s current expectations and are subject to a number of uncertainties and risks that could cause actual results to differ significantly from those described in the forward looking statements. Factors that may cause such a difference include the following: our lack of cash resources makes it extremely difficult to execute on our efforts to extract value from our hopTo and Go-Global assets, and creates risks that we may be unable to realize full value for such assets; we may be unable to manage our expenses to a degree to preserve our opportunities to extract value from our assets, and may be forced to sell them at unfavorable prices; there is no assurance that any transaction will be achieved for any hopTo assets in a timely manner, on reasonable terms, or at all; the difficulty in predicting our sales and bookings; our limited resources to generate new sales; challenges in timely achieving technology releases; and other factors, including those set forth under Item 1A, “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2017 and in other documents we have filed with the SEC. We assume no obligation to update the above question and answer set, which speaks only as of the date of this Form 8-K in which these questions and answers first appear.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

hopTo Inc.

Dated: June 8, 2018	By:	/s/ Jean-Louis Casabonne
Jean-Louis Casabonne
Interim Chief Executive Officer
Chief Financial Officer, Secretary